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                                                                  EXHIBIT 10.17

                           PURCHASE AND SALE AGREEMENT


THIS AGREEMENT made the 30th day of December, 2002,

BETWEEN:

                           EQUITABLE INDUSTRIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Turks and Caicos Islands

                           (the "Purchaser")

                                                               OF THE FIRST PART

AND:
                           MERCER INTERNATIONAL INC., a business trust organized under the laws of the State of Washington, U.S.A.


                           (the "Vendor")

                                                              OF THE SECOND PART

WHEREAS:

A. On the Closing Date, the Vendor shall be the legal and beneficial owner of the Purchased Shares; and

B. The Vendor has agreed to sell the Purchased Shares to the Purchaser and the Purchaser has agreed to purchase the Purchased Shares from the Vendor.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party) the parties covenant and agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS. When used in this Agreement (including the recitals hereto) the following terms shall, unless otherwise expressly provided, have the meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        (a) "AGREEMENT" means this purchase and sale agreement and the recitals and Schedules hereto;

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        (b) "CLOSING" means the completion of the transactions contemplated in this Agreement;

        (c) "CLOSING DATE" means the date first above written or such other date as may be mutually agreed upon by the Vendor and the Purchaser;

        (d) "DEFERRED PAYMENT AMOUNT" means the amount owing by the Vendor to Sihl pursuant to and calculated in accordance with the Landqart SPA;

        (e) "ENCUMBRANCE" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing;

        (f) "GKB" means Graubunder Kantonal Bank;

        (g) "LANDQART" means Landqart AG, a company organized under the laws of Switzerland and limited by shares registered with the Commercial Register of the Cantor of Grisons;

        (h) "LANDQART SPA" means the Landqart share purchase agreement dated December 14, 2001 between Sihl and the Vendor and respecting the purchase by the Vendor from Sihl all of the issued and outstanding shares of Landqart;

        (i) "MANAGEMENT GROUP" means the management employees of Landqart entitled to participate in the Management Option;

        (j) "MANAGEMENT OPTION" means an option in favour of the Management Group to acquire, in aggregate, up to 10% of the share capital of Landqart;

        (k) "OBLIGATIONS" means all of the obligations of the Vendor pursuant to the terms of the Landqart SPA including, without limitation, all obligations in respect of the Deferred Payment Amount;

        (l) "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity;

        (m) "PURCHASE PRICE" has the meaning set out in section 2.2;

        (n) "PURCHASED SHARES" means all legal and beneficial interest in, and entitlement to, the existing shares in the capital of Landqart excepting the approximately 20% interest therein transferred to and held by GKB, and subject to the Management Option;

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        (o) "SIHL" means Sihl, a company organized under the laws of Switzerland with an office at Allmendstrasse 125, 8041 Zurich, Switzerland;

        (p) "UNITS" means 1,000,000 limited partnership units of the Purchaser; and

        (q) "UNIT SUBSCRIPTION AGREEMENT" means a unit subscription agreement and power of attorney form for the Units substantially in the form attached hereto as Schedule "A".

1.2 CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in lawful money of the United States of America.

1.3 SECTIONS AND HEADINGS. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a schedule refers to the specified section of or schedule to this Agreement.

1.4 NUMBER AND GENDER. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include both genders, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language is used with reference thereto).

1.5 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.6 SCHEDULES. The following Schedule attached hereto is integral to and forms part of this Agreement:

         Schedule "A" - Form of Unit Subscription Agreement and Power of Attorney Form


                                    ARTICLE 2
                    PURCHASE AND SALE OF THE PURCHASED SHARES

2.1 PURCHASE AND SALE OF THE PURCHASED SHARES. Subject to Section 2.3 hereof, the Vendor covenants and agrees to sell, assign and transfer the Purchased Shares to the Purchaser, and the Purchaser covenants and agrees to purchase the Purchased Shares from the Vendor, on the Closing Date.

2.2 PURCHASE PRICE. The purchase price payable by the Purchaser to the Vendor for the Purchased Shares (the "Purchase Price") shall be the sum of Ten Million ($10,000,000) Dollars payable by issuing the Units to the Vendor on the Closing Date, and the Purchaser covenants and agrees to issue the Units and to deliver a certificate(s) representing the Units to the Vendor on the Closing Date in accordance with the terms hereof.

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2.3 RESIDUAL INTEREST ADJUSTMENTS. If the Vendor is not able to complete the transfer of legal and/or beneficial title to all of the Purchased Shares to the Purchaser on the Closing Date, to the extent that all or any portion of such legal and/or beneficial title to the Purchased Shares is not so transferred (the "Residual Interest"), the Vendor shall hold such Residual Interest absolutely in trust and for the exclusive benefit and use of the Purchaser until such time as all of the legal and beneficial title and interest in and to such Residual Interest is fully and completely transferred to the Purchaser. Notwithstanding the foregoing, the Vendor and Purchaser shall use their best efforts to complete the transfer of the Purchased Shares to the Purchaser on the Closing Date and to effect all registrations that may be necessary or desirable in connection therewith.

2.4 ASSUMPTION. The Purchaser hereby assumes all of the Obligations, and covenants to perform and pay each of the Obligations in accordance with the terms thereof, provided that if, for any reason, the assumption provided for herein is not effective as against any third party, due to lack of receipt of any required consent, or for any other reason, the Purchaser will indemnify the Vendor in respect thereof in accordance with Section 2.5 hereof.

2.5 INDEMNITY. The Purchaser hereby covenants and agrees to indemnify and hold harmless the Vendor from and against all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses of any nature whatsoever, whether accrued, absolute, contingent or otherwise (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlements) arising out of or in connection with the Obligations including, without limitation, any claim in respect of the Deferred Payment Amount.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE VENDOR. The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

        (a) ORGANIZATION. The Vendor is duly organized, validly existing and in good standing under the laws of the State of Washington, U.S.A. and has the corporate power to enter into this Agreement and to perform its obligations hereunder;

        (b) AUTHORITY RELATIVE TO THIS AGREEMENT. The Vendor has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Vendor has been duly authorized by all necessary action on the part of the Vendor and no other corporate proceedings on the part of the Vendor are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

        (c) NO OTHER AGREEMENTS TO PURCHASE. Other than pursuant to the Management Option and as disclosed in writing to the Purchaser, no person other than the

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            Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Purchased Shares; and

        (d) OWNERSHIP OF PURCHASED SHARES. Other than pursuant to the Management Option and as disclosed in writing to the Purchaser, the Vendor is the sole legal and beneficial owner of the Purchased Shares with good and marketable title thereto, free and clear of all Encumbrances. Upon Closing, other than as disclosed in writing to the Purchaser, all of the Purchased Shares will be owned by the Purchaser as the sole legal and beneficial owner, with a good and marketable title thereto, free and clear of all Encumbrances.

3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with its sale of the Purchased Shares:

        (a) ORGANIZATION. The Purchaser is a limited partnership duly formed, validly subsisting in all respects under the laws of the Turks and Caicos Islands and has the necessary power to enter into this Agreement and to perform its obligations hereunder;

        (b) AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Purchaser has been duly authorized by the board of directors of the General Partner, for and on behalf of the Purchaser, and no other corporate proceedings on the part of the Purchaser or the General Partner are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.


                                    ARTICLE 4
                              CONDITIONS OF CLOSING

4.1 CORPORATE ACTION. The Vendor shall use its best efforts to take all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution, delivery and consummation of the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby and to complete the transfer of the Purchased Shares to the Purchaser and to cause all necessary meetings of trustees of the Vendor to be held for such purpose.

4.2 BEST EFFORTS. Each party hereto shall each use its respective best efforts to satisfy the conditions contained herein.

4.3 DELIVERY OF DOCUMENTS. The Vendor shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Encumbrances.

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4.4 CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER. The completion of the exchange of the Purchased Shares for the Units is subject to the following terms and conditions, to be fulfilled or performed at or prior to Closing:

        (a) PERFORMANCE OF OBLIGATIONS. The Vendor shall be in compliance in all material respects with all of its obligations under this Agreement, including the delivery of all documents required to be delivered by the Vendor pursuant to this Agreement on or prior to the Closing Date;

        (b) NO JUDGMENTS. No judgment or order shall have been issued by any agency or governmental authority, no action, suit or proceeding shall have been threatened or taken by any agency or governmental authority or person, and no law, regulation or policy shall have been proposed, enacted, promulgated or applied which makes it illegal or otherwise directly or indirectly restrains, enjoins, prohibits or imposes material limitations or conditions on: (i) the acquisition by, or the disposition by the Vendor to, the Purchaser of the Purchased Shares; (ii) the acquisition of the Units by, or the issuance of the Units by the Purchaser to, the Vendor; or (iii) the completion of the transactions contemplated by this Agreement;

        (c) REPRESENTATIONS AND WARRANTIES. the representations and warranties of the Vendor and the Purchaser contained in this Agreement shall be true and correct in all material respects on Closing; and

        (d) COVENANTS. all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor and the Purchaser at or before the Closing shall have been complied with or performed.

4.5 OPTION TO WAIVE CONDITIONS. The conditions contained in sections 4.1 (b) and
(c) hereof may be waived in whole or in part by the party entitled to claim the benefit thereof, in writing, without prejudice to any claims such party may have for breach of covenant, representation or warranty.

4.6 CONDITIONS OF CLOSING IN FAVOUR OF THE VENDOR. The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendor, to be fulfilled or performed at or prior to the Closing Date:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as if such representations and warranties were made at and as of such time; and

        (b) COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing Date shall have been complied with or performed in all material respects.

         Any such condition may be waived in whole or in part by the Vendor without prejudice to any claims it may have for breach of covenant, representation or warranty.

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                                    ARTICLE 5
                              CLOSING ARRANGEMENTS

5.1 CLOSING. The Closing shall take place on the Closing Date.

5.2 VENDOR'S CLOSING DOCUMENTS. At the Closing, the Vendor shall deliver or cause to be delivered the following to the Purchaser:

        (a) an originally executed copy of this Agreement;

        (b) an originally executed copy of the Unit Subscription Agreement;

        (c) if available, subject to Section 2.3 hereof, Landqart share certificate(s) representing the Purchased Shares issued in the name of the Purchaser duly endorsed for transfer to the Purchaser;

        (d) if available, subject to Section 2.3 hereof, a certified copy of resolutions of Landqart approving the transfer of the Purchased Shares to the Purchaser and the entry of the Purchaser as the holder of the Purchased Shares in the share register of Landqart; and

        (e) such other documents and assurances as may reasonably be requested by the Purchaser to more effectively complete the transactions contemplated by this Agreement.

5.3 PURCHASER'S CLOSING DOCUMENTS. At the Closing, the Purchaser shall deliver the following to the Vendor:

        (a) an originally executed copy of this Agreement;

        (b) an originally executed copy of the Unit Subscription Agreement;

        (c) an originally executed unit certificate representing the Units issued to the Vendor; and

        (d) such other documents and assurances as may reasonably be requested by the Vendor to more effectively complete the transactions contemplated by this Agreement.

5.4 TERMS OF CLOSING. The Closing shall not occur, nor shall the documents tabled for delivery at the Closing be delivered, until all conditions of the Closing have been satisfied or waived and all matters have been completed to permit contemporaneous closing of the transactions as provided for herein.

5.5 FURTHER ASSURANCES. Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it shall, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional

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conveyances, transfers, consents and other assurances and do all such other acts and things as the other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby, including, without limitation, the transfer of any Residual Interest in the Purchased Shares.

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1 SURVIVAL OF COVENANTS. The rights and obligations of the Vendor and the Purchaser hereunder shall survive the execution and delivery of this Agreement and the Closing Date and continue in full force and effect until the full payment and satisfaction of all indebtedness and obligations of the Purchaser and the Vendor hereunder.

6.2 NOTICES.

        (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

            (i) if to the Vendor:

                           Equitable Industries Limited Partnership
                           Cockburn House, Market Street
                           P.O. Box 70, Grand Turk
                           Turks and Caicos Islands

                           Attention: General Partner
                           Facsimile No.:  01 649 946 2758

            (ii) if to the Purchaser:

                           Mercer International Inc.
                           c/o 555 S. Renton Village Place
                           Suite 700
                           Renton, Washington, U.S.A., 98055

                           Attention: David Wilson, Heller Ehrman
                           Facsimile No.: (206) 447-0849

        (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted so long as the delivery or transmission occurs during normal business hours or, if mailed, on the fifth business day following the date of mailing; provided, however, that if at the time of

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            mailing or within five days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

        (c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 6.2

6.3 EXPENSES. Except as otherwise provided herein, each of the parties shall bear its own expenses in relation to this Agreement.

6.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

6.5 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

6.6 APPLICABLE LAW. This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Washington and all federal laws of the U.S.A. applicable therein and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Washington and all courts competent to hear appeals therefrom.

6.7 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and shall be binding upon and be enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. Any such assignment shall not relieve the Purchaser from any of its obligations hereunder, provided further that any assignee shall execute an acknowledgement to the effect that it is bound by all of the obligations of the Purchaser set out herein.

6.8 AMENDMENT AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

6.9 BEST EFFORTS. The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its best efforts to obtain any waiver, consent, approval, permit, license or other document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

6.10 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

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                                     -10-

6.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

6.12 FACSIMILE. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of this Agreement bearing original signatures forthwith.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


MERCER INTERNATIONAL INC.

Per:         /s/ Jimmy S.H. Lee
    ----------------------------------------
         Authorized Signing Officer

Per:
    ----------------------------------------
         Authorized Signing Officer


EQUITABLE INDUSTRIES, LTD.,
as general partner for and on behalf of
EQUITABLE INDUSTRIES LIMITED
PARTNERSHIP

By:         /s/ Slobodan Anjic
    ----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

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                                  SCHEDULE "A"

                         FORM OF SUBSCRIPTION AGREEMENT
                           AND POWER OF ATTORNEY FORM


                    EQUITABLE INDUSTRIES LIMITED PARTNERSHIP

                SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY FORM


Mercer International Inc. (the "Purchaser") hereby subscribes for and agrees to purchase from Equitable Industries Limited Partnership, a limited partnership formed under the laws of the Turks and Caicos Islands (the "Partnership"), ONE MILLION (1,000,000) limited partnership units ("Units") for the purchase price of US $10.00 per Unit for an aggregate subscription price of US $10,000,000 (the "Subscription Price") and the Partnership by its acceptance hereof agrees to issue and sell to the Purchaser the Units. The Subscription Price shall be paid by the Purchaser by transferring to the Partnership the Purchased Shares, as such term is defined in the Purchase and Sale Agreement of even date hereof entered into between the Purchaser and the Partnership. The agreement made by the Partnership's acceptance hereof is subject to the terms and conditions described below.

1. The Purchaser hereby accepts this subscription agreement and power of attorney form (this "Subscription Agreement") and agrees to purchase the Units on the terms hereof and hereby agrees to be bound, as a party to and as a limited partner in the Partnership, by the terms of a limited partnership agreement dated as of December 12, 2001 relating to the Partnership, as from time to time amended and in effect (the "Partnership Agreement"), as if the Purchaser had executed the Agreement and hereby ratifies, for all legal purposes, execution of the Partnership Agreement on behalf of the Purchaser and all actions taken on behalf of the Purchaser pursuant thereto.

2. The Purchaser declares that the Purchaser has the capacity and competence and, if a corporation, it has the necessary corporate authority, to execute this Subscription Agreement and to enter into the Partnership Agreement.

3. In addition, in consideration of the general partner accepting the subscription for units contemplated hereby and conditional thereon:

    (a) the Purchaser agrees to be bound as a limited partner in the Partnership by the terms of the Partnership Agreement and hereby expressly ratifies and confirms the power of attorney given to the General Partner in section 2.11 therein, which power of attorney is incorporated by reference herein; and

    (b) the Purchaser hereby irrevocably nominates, constitutes and appoints the General Partner, with full power of substitution, as its agent and true and lawful attorney to act on the Purchaser's behalf with full power and authority in its name, place and stead to execute and record or file as and where required, for and on its behalf, the Partnership Agreement, any amendments thereto made in accordance with the Partnership Agreement and any other agreements, documents or instruments referred to in section 2.11 of the Partnership Agreement.

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                                     A-2

4. The power of attorney granted herein and in the Partnership Agreement (the "Power of Attorney") is irrevocable and is a power coupled with an interest, shall survive the death or disability of the Purchaser and the transfer or assignment by the Purchaser of the whole or any part of the interest of the Purchaser in the Partnership, extends to the heirs, executors, administrators, successors, transferees, assigns and other legal representatives of the Purchaser, and shall survive the subsequent legal incapacity of such transferee, and may be exercised by the General Partner on behalf of the Purchaser and each transferee in executing any instrument by facsimile signature or by listing the Purchaser, any transferee and all of the limited partners in the Partnership and executing such instrument with a single signature as attorney and agent for any and all of them including the Purchaser. The Purchaser agrees to be bound by any representations or actions made or taken by the General Partner pursuant to the Power of Attorney and hereby waives any and all defences which may be available to contest, negate or disaffirm any action of the General Partner taken in good faith under the Power of Attorney.

5. The Power of Attorney shall continue in respect of the General Partner so long as it is the general partner of the Partnership, and shall terminate thereafter, but shall continue in respect of a new general partner as if the new general partner were the original attorney.

6. The Purchaser hereby acknowledges receiving a copy of the Partnership Agreement.

7. Unless otherwise indicated, capitalized terms used herein shall have the meaning ascribed thereto in the Partnership Agreement.


         DATED this            day of December, 2002.


---------------------                      -----------------------------------
(Witness)                                  (Authorized Signatory of Purchaser)

                                           MERCER INTERNATIONAL INC.
                                           -----------------------------------

                                           (Name)

This Subscription Agreement and Power of Attorney Form is accepted by Equitable Industries, Ltd., as the general partner for and on behalf of Equitable
Industries Limited Partnership this     day of December, 2002.

EQUITABLE INDUSTRIES, LTD.,
as general partner for and on behalf of
EQUITABLE INDUSTRIES LIMITED
PARTNERSHIP

By:
   -------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------